                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption 'Experts' in the Registration Statement on Form S-3 and related Prospectus of Time Warner Inc. (the 'Guarantor') and Time Warner Companies, Inc. (the 'Issuer') for the registration of $449,418,500 of Debt Securities of the Issuer unconditionally guaranteed by the Guarantor, and to the incorporation by reference therein of
(i) our reports dated February 11, 1997, with respect to the consolidated financial statements and schedules of the Guarantor and Time Warner Entertainment Company, L.P., and our report dated March 3, 1995 with respect to the combined financial statements of the Time Warner Service Partnerships, incorporated by reference from the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by the Guarantor's Forms 10-K/A, dated March 27, 1997 and June 26, 1997, and (ii) our report dated March 8, 1996, with respect to the consolidated financial statements and schedule of Cablevision Industries Corporation and Subsidiaries, from the Guarantor's Current Report on Form 8-K dated March 21, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
August 4, 1997